UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  March  3, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On March 3, 2008, FairPoint Communications, Inc. (the “Company”) will make available to prospective lenders a confidential information memorandum (the “Information Memorandum”) with respect to a new $2.03 billion senior secured credit facility (the “New Credit Facility”).

The New Credit Facility is expected to consist of: (i) a senior secured six-year revolving credit facility in an aggregate principal amount of $200 million, (ii) a senior secured six-year term loan “A” facility in an aggregate principal amount of up to $500 million, (iii) a senior secured seven-year term loan “B” facility in an aggregate principal amount of at least $1.13 billion; and (iv) a delayed draw term loan facility in an aggregate principal amount of $200 million.

The Company intends to enter into the New Credit Facility in connection with the proposed merger of Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”), with and into the Company (the “Merger”).

In connection with the syndication of the New Credit Facility, the Company will disclose the following information to prospective lenders.

Set forth below is information with respect to the expected sources and uses of funds to consummate the Merger and related transactions as set forth in the Information Memorandum:

Sources and Uses of Funds

The Transaction is expected to be consummated on March 31, 2008. The following table presents the sources and uses of funds as of December 31, 2007, except the expected debt balances are reflected as of March 31, 2008, assuming the Transaction is consummated as of such date. The actual amounts on the date that the Transaction is consummated may vary.

SOURCES AND USES OF FUNDS
($ in millions)
Sources of Funds		Uses of Funds

Cash from Spinco	$276	Equity Consideration to Verizon Shareholders (2)	$516
New Revolver ($200 million available)	—	Refinance Existing FairPoint Credit Facility	650
New Spinco Term Loan A	500	Refinance Other FairPoint Existing Debt	4
New Spinco Term Loan B	660	Cash Payment to The Verizon Group	1,160
New FairPoint Term Loan B	470	Spinco Debt Securities	540
New Delayed Draw Term Loan B (1)	—	FairPoint Transaction Fees & Expenses Due at Closing	84
New Senior Unsecured Notes	540
Equity Consideration to Verizon Shareholders (2)	516	Cash to Balance Sheet	8
Total Sources	$2,962	Total Uses	$2,962

1.

The $200 million DDTL will be available for 12 months post-closing and is expected to be undrawn at closing. The DDTL is expected to fund DSL build out / conversion capital expenditures and certain other one-time operating expenses post closing. FairPoint currently expects that the combined company will borrow at least $110 million under the new delayed draw term loan during the one-year period following the closing of the merger to fund certain capital expenditures and other expenses associated with the merger.

2.

Equity consideration calculated using FairPoint’s closing price as of February 25, 2008 of $9.59. The merger agreement outlines that Verizon shareholders will receive equity consideration of approximately 54 million shares of FairPoint stock and Verizon will receive cash and Spinco debt securities of $1.7 billion.

Set forth below is information with respect to the historical and pro forma capitalization of the Company as set forth in the Information Memorandum:

Pro Forma Capitalization and Credit Statistics

The Transaction is expected to be consummated on March 31, 2008. The following table presents the pro forma capitalization as of December 31, 2007, except the expected debt balances are reflected as of March 31, 2008, assuming the Transaction is consummated as of such date. The actual amounts on the date that the Transaction is consummated may vary.

PRO FORMA CAPITALIZATION
($ in millions)
	As of December 31, 2007
	FairPoint	Transaction	Combined Co.
	12/31/2007	Adjustments	PF 12/31/2007
Cash and Cash Equivalents	$3	8	$11
Restricted Cash (1)	—	81	81
Existing FairPoint Credit Facility	650	(650)	—
New Revolver ($200 million available)	—	—	—
New Term Loan A	—	500	500
New Term Loan B	—	1,130	1,130
New Delayed Draw Term Loan B (2)	—	—	—
Existing FairPoint Other Long-term Debt	2	(2)	—
Total Senior Secured Debt	$652		$1,630

New Senior Unsecured Notes	—	540	540
Existing FairPoint 11 7/8% Senior Notes due 2010	2	(2)	—
Total Debt	$654		$2,170
Net Debt (Excluding Restricted Cash)	$651		$2,159

FairPoint Fully Adjusted EBITDA	$118		—
Bank Covenant EBITDA (3)	—		646
Interest Expense	40		178
Capital Expenditures	59		208

Senior Secured Debt / EBITDA	5.5x		2.5x
Total Debt / EBITDA	5.6x		3.4x
Net Debt / EBITDA	5.5x		3.3x
EBITDA / Interest Expense	2.9x		3.6x
(EBITDA - CapEx) / Interest Expense	1.5x		2.5x

1.

Restricted cash includes the following: (i) $25 million - VT order requires that Verizon contribute $25 million into an account to be drawn upon by FairPoint solely for cash uses related to a quality of service assurance plan established as part of the VT order; (ii) $7 million - VT order requires that Verizon contribute $7 million into an account to be drawn upon by FairPoint solely for double pole removal commitments made by FairPoint as part of the VT order; and (iii) $49 million - NH order requires that Verizon make a working capital contribution to Spinco, to be segregated into a separate account, of $49 million. Money in the account can be used only for NH projects incremental to the existing business plan and are generally used first for unanticipated infrastructure needs and second for new projects. In all cases the use of these funds are subject to NHPUC approval.

2.

The $200 million DDTL will be available for 12 months post-closing and is expected to be undrawn at closing. The DDTL is expected to fund DSL build out / conversion capital expenditures and certain other one-time operating expenses post closing. FairPoint currently expects that the combined company will borrow at least $110 million under the new delayed draw term loan during the one-year period following the closing of the merger to fund certain capital expenditures and other expenses associated with the merger.

3.

FairPoint standalone EBITDA represents fully adjusted EBITDA, which excludes $3 million from Orange County - Poughkeepsie Limited Partnership (“OP”) distributions, $2 million from DSL price adjustments and approximately $4 million in legacy labor cost adjustments. FairPoint sold its OP stake in 2Q07 to Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”) for $55 million.  FairPoint fully adjusted EBITDA also excludes $52 million in merger-related costs.

Set forth below is certain historical and pro forma financial information with respect to FairPoint and the Spinco business as set forth in the Information Memorandum:

Combined Company Detailed EBITDA Bridge

The following table provides a bridge between the standalone historical financial performance of the Northern New England business and combined company bank covenant EBITDA. Because the Northern New England business operated as the local exchange carrier of Verizon in Maine, New Hampshire and Vermont and not as a standalone telecommunications provider, the historical operating results of the Northern New England business for the year ended December 31, 2007, include operating expenses for services provided by Verizon and its affiliates, including information systems and information technology, shared assets including office space outside of New England, and supplemental customer sales and service and operations. After a transition period following the merger, the combined company will receive these services from internal operations or from third-party service providers and not from Verizon. FairPoint estimates that within six months following the end of this transition period, which is expected to end in 2008, the combined company will realize net costs savings on an annual basis of approximately $110 to $115 million from internalizing these functions or obtaining these services from third-party providers. FairPoint expects that it will incur approximately $400 million in one-time costs to achieve these cost savings, including approximately $25 million related to the consummation of the merger. These costs include payments of $200 million to Capgemini under the MSA, payments of $133 million to Verizon under the TSA (assuming FairPoint no longer needs services under the TSA following the six month anniversary of the closing of the merger) and additional merger and transition related expenditures. As of December 31, 2007, FairPoint had spent $82 million, of which Verizon has agreed to reimburse $40 million. During the first quarter of 2008 and the twelve month period following the closing of the merger, FairPoint expects to spend an additional $318 million.

DETAILED EBITDA BRIDGE

($ in millions)
	Fiscal Year Ended December 31,
	2005A	2006A	2007A	PF Adj.	PF 2007
Total Northern New England Revenues, Net (1)	$1,206	$1,193	$1,197	$0	$1,197
Less: State Settlements (2)	—	—	—	(24)	(24)
Total PF Northern New England Revenues, Net	$1,206	$1,193	$1,197	($24)	$1,173
Northern New England Operating Expenses:
LEC Allocation - Recurring	$241	$262	$250	($250)	$0
LEC Allocation - One-time (3)	—	5	4	(4)	—
LEC Allocation	241	267	254	(254)	$0
LEC Direct - Recurring	471	456	456	—	456
LEC Direct - One-time (3)	4	2	14	(14)	—
LEC Direct	476	458	469	(14)	456
Non-regulated Costs, Net	91	104	121	(67)	54
LEC Depreciation	267	258	232	—	232
Non-regulated Depreciation	0	0	0	—	0
Audit Adjustments	4	(5)	1	(1)	—
Incremental Direct Costs under FairPoint	—	—	—	200	200
Total Northern New England Operating Expenses	$1,078	$1,082	$1,078	($135)	$942
Less: Fully-funded Pension & Inactive Adjustment	(36)	(40)	(42)	—	(42)
Adjusted Northern New England Operating Expenses	$1,043	$1,042	$1,036	($135)	$900
Adjusted Northern New England Operating Income	164	151	162	111	273
Add Back: Northern New England Depreciation	267	258	232	—	232
Northern New England Adjusted EBITDA	$431	$409	$394	$111	$505
% Margin	36%	34%	33%	9%	43%
FairPoint Adjusted EBITDA (4)					$126
Less: Orange County Poughkeepsie Distributions					(3)
Less: Higher Legacy FairPoint Employee Related Expenses					(4)
Less: Legacy FairPoint DSL Pricing Adjustment					(2)
FairPoint Fully Adjusted EBITDA					$118
Add-back: Non-cash Pension & Benefit Costs					23
Combined Company Bank Covenant EBITDA					$646

Source: FairPoint filings, FairPoint management, and Information Statement / 424(b) Prospectus.
1.

Includes approximately $4-5 million in revenues and expenses related to Verizon affiliates which will not be transferred as part of the proposed Transaction, but have no EBITDA impact for 2007. Revenues for the Northern New England business decreased by 1.1% from fiscal 2005 to fiscal 2006 and increased by 0.3% from fiscal 2006 to fiscal 2007.  FairPoint anticipated that the 2007 revenues for the Northern New England business would be lower than the actual 2007 results.  FairPoint believes that the revenue trend from fiscal 2005 to fiscal 2006 for the Northern New England business is more indicative of the future revenues expected to be generated by the Spinco business to be acquired by FairPoint in the merger than the fiscal 2006 to fiscal 2007 trend.

2.	Includes $6 million relating to settlement of billing dispute in New Hampshire and $18 million relating to settlement of proceeding in Maine regarding Verizon over-earning in that state.
3.	SFAS 112 severance charges
4.	2007 FairPoint EBITDA excludes $52 million in merger-related costs.

Description of Combined Company Bank Covenant EBITDA Adjustments

State Settlements	♦ State-appointed investigator found Verizon over-earning by $32.4 million annually in Maine. Settlement reached whereby FairPoint will reduce rates by $18 million annually
♦ Assumed settlement of regulatory proceeding with New Hampshire carrier of $6 million annually

Allocations Add-	♦ Allocation of costs for functions performed outside of territory (Finance, Marketing, etc.)
back	♦ Allocated costs will cease at close

Non-regulated Allocations Add- back	♦ Allocation of costs for functions performed outside of territory. Non-regulated business is run completely independent of LEC under Verizon (Non-regulated Finance, Non-regulated Marketing, etc.)
♦ FairPoint plans to integrate LEC and Non-regulated businesses in order to have one common set of overhead costs post-close

Incremental Direct	♦ “Replacement” of allocated costs under Verizon
Costs under	♦ Incremental cost to support fully-integrate LEC and non-regulated overhead functions
FairPoint	♦ Includes 700 new hires, new systems costs, marketing, etc.

Orange County — Poughkeepsie	♦ FairPoint owned a minority interest in a wireless partnership, Orange County — Poughkeepsie Limited Partnership (“OP”)
Distribution	♦ FairPoint sold its interest to Verizon Wireless for $55 million in Q2 2007

DSL Pricing Impact	♦ Reduction of end-user rates to align DSL products at existing FRP properties in the Northern New England business’s region with current Verizon pricing

Legacy Labor	♦ Expense associated with “true up” of existing employees’ salaries to equal that of union employees in the Northern New England business’s territories

Non-cash Pension	♦ Add-back associated with non-cash pension and OPEB charges
& OPEB Add-back	♦ Majority of employees are not near retirement at time of transfer to FairPoint

One-Time TSA Costs	♦ One-time charge from Verizon for systems set-up and segregation in order to allow Verizon to provide transition services
♦ Monthly TSA costs incurred until cut-over occurs from Verizon systems

Combined Company Bank Covenant Summary EBITDA Bridge

The following table provides a bridge to bank covenant EBITDA.

Source: FairPoint management.
1.

Reflects FairPoint adjusted EBITDA of $126 million for the fiscal year ended December 31, 2007. FairPoint’s fully adjusted EBITDA was $118 million for the comparable period, which includes a $3 million adjustment for the Orange County — Poughkeepsie Limited Partnership (“OP”) distributions, $2 million from DSL price adjustments and approximately $4 million in legacy labor cost adjustments. FairPoint sold its OP stake in 2Q07 to Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”) for $55 million. FairPoint fully adjusted EBITDA also excludes $52 million in merger-related costs.

2.

Reflects Northern New England business standalone EBITDA of $394 million for the fiscal year ended December31, 2007. Please see page 27 for a detailed bridge to Northern New England business standalone EBITDA.

Historical Financial Summary

The following table sets forth the summary historical financial results for FairPoint and the Northern New England business for the five fiscal year periods ended December 31, 2007. More detailed financial statements and Management’s Discussion and Analysis for FairPoint are set forth in FairPoint’s SEC filings. More detailed financial statements and Management’s Discussion and Analysis for the Northern New England business are available in the Information Statement / 424(b) Prospectus posted to Intralinks.

HISTORICAL FINANCIAL SUMMARY

($ in millions)	Fiscal Year Ended December 31,					CAGR
	2003	2004	2005	2006	PF 2007	’03-’07
FairPoint Revenues	$231	$253	$263	$270	$283	5.2%
% Growth	—	9.5%	4.0%	2.7%	4.8%
Northern New England Revenues (1)	1,215	1,199	1,206	1,193	$1,197	(0.4)%
% Growth	—	(1.3)%	0.6%	(1.1)%	0.4%
Less: State Settlements (1)	—	—	—	—	(24)	—
Combined Company Revenue	$1,446	$1,452	$1,469	$1,463	$1,456	0.2%
% Growth	—	0.4%	1.2%	(0.4)%	(0.4)%
FairPoint Adjusted EBITDA (2)	133	141	135	133	118	(2.9)%
% Margin	57.6%	55.7%	51.3%	49.3%	41.7%
Northern New England Adj. EBITDA (3)	n/a	n/a	431	409	394	n/a
% Margin	n/a	n/a	35.7%	34.3%	32.9%
Cost Savings	—	—	—	—	111	—
Non-Cash Pension & OPEB	—	—	—	—	23	—
Combined Company Bank Covenant EBITDA (4)	—	—	$566	$542	$646	n/a
% Margin	n/a	n/a	38.5%	37.1%	44.4%
FairPoint Capital Expenditures	34	36	28	32	59	14.8%
% Sales	14.7%	14.2%	10.6%	11.9%	20.8%
Northern New England Capital Expenditures	218	182	203	214	149	(9.1)%
% Sales	17.9%	15.2%	16.8%	17.9%	12.4%
Combined Company Capex	$252	$218	$231	$246	$208	(4.7)%
% Sales	17.4%	15.0%	15.7%	16.8%	14.3%
FairPoint Access Line Equivalents (000’s) (5)	264	271	289	311	306	3.7%
% Growth	6.3%	2.6%	6.5%	7.7%	(1.7)%
Northern New England Access Line Equiv. (000’s) (6)	1,818	1,780	1,745	1,703	1,601	(3.1)%
% Growth	(3.0)%	(2.1)%	(1.9)%	(2.4)%	(6.0)%
Combined Company Access Line Equiv. (000’s)	2,082	2,051	2,034	2,015	1,907	(2.2)%
% Growth	(1.9)%	(1.5)%	(0.8)%	(1.0)%	—
FairPoint High Speed Data Lines (000’s)	18	32	45	59	68	39.4%
% Growth	157.4%	77.7%	42.1%	31.3%	13.9%
Northern New England High Speed Data Lines (000’s)	37	83	137	197	223	56.8%
% Growth	80.8%	125.7%	64.7%	43.5%	13.3%
Combined Company High Speed Data Lines (000’s)	55	115	182	256	291	51.7%
% Growth	100.3%	110.0%	58.4%	40.5%	13.4%

Source: FairPoint SEC filings and, Information Statement / 424(b) Prospectus. Reflects acquisitions as acquired. Excludes customary pro forma adjustments and is not necessarily indicative of what the actual results of the combined company would have been for the periods presented.

1.

Northern New England Revenues include $4-5 million in revenues and expenses related to Verizon affiliates which will not transfer, but have no EBITDA impact. State settlements include $6 million relating to settlement of billing dispute in New Hampshire and $18 million relating to settlement of proceeding in Maine regarding Verizon over-earning in that state.

2.

Reflects Adjusted EBITDA, as disclosed in FairPoint’s year end earnings releases for FairPoint for 2003-2006. FairPoint EBITDA for fiscal year ended December 31, 2007 is fully adjusted and excludes $3 million of distributions received from Orange-Poughkeepsie Limited Partnership (“OP”), $2 million from DSL price adjustments and approximately $4 million in legacy labor cost adjustments. FairPoint sold its OP stake in 2Q07 to Verizon Wireless for $55 million. FairPoint fully adjusted EBITDA for 2007 also excludes $52 million in merger related costs.

3.	Please see page 27 for a detailed bridge to the Northern New England business Adjusted EBITDA.
4.	Combined company bank covenant EBITDA includes cost savings of $111 million and adds back $23 million of non-cash pension and OPEB expenses.
5.	Total access line equivalents include residential and business access lines and high speed data lines, which include digital subscriber lines, wireless broadband and cable modem.

6.	Total access line equivalents include voice access lines and high speed data lines, which include DSL and fiber-to-the-premises.

Bank Covenant EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used by financial analysts in evaluating the performance of companies, including communications companies.  In addition, certain financial covenants in the New Credit Facility will contain ratios based on Bank Covenant EBITDA and the restricted payment and debt incurrence covenants in the indenture governing the new senior unsecured notes to be issued by Spinco in connection with the Merger will be based on Bank Covenant EBITDA.  Accordingly, management believes that Bank Covenant EBITDA and Adjusted EBITDA may be useful for potential purchasers of notes in assessing the Company’s operating performance and ability to meet the Company’s debt service requirements.  Management also believes that these measures allow a standardized comparison between companies in the communications industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies.  Bank Covenant EBITDA and Adjusted EBITDA, as used herein, are not necessarily comparable to similarly titled measures of other companies.  The items excluded from Bank Covenant EBITDA and Adjusted EBITDA are significant in assessing the Company’s operating results and liquidity.  Bank Covenant EBITDA and Adjusted EBITDA (including pro forma presentations thereof) have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income or cash flow data prepared in accordance with GAAP.  Some of these limitations are:

•	they do not reflect cash outlays for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

•	they do not reflect income tax expense or the cash necessary to pay income taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Bank Covenant EBITDA and Adjusted EBITDA (including pro forma presentations thereof) do not reflect cash requirements for such replacements;

•	they do not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of the Company’s ongoing operations; and

•

other companies, including other companies in the Company’s industry, may calculate these measures differently than as presented in this offering memorandum, limiting their usefulness as a comparative measure.

Because of these limitations, Bank Covenant EBITDA and Adjusted EBITDA (including pro forma presentations thereof) and the related ratios should not be considered as measures of discretionary cash available to invest in business growth or reduce indebtedness

Set forth below is the industry overview portion of the Information Memorandum:

INDUSTRY OVERVIEW

General Overview

There are two predominant types of local telephone service providers, or carriers, in the telecommunications industry: incumbent local exchange carriers (“ILECs”) and competitive local exchange carriers (“CLECs”). An ILEC refers to both the regional bell operating companies (“RBOCs”), which were the local telephone companies created from the break up of AT&T in 1984 and small and midsize independent telephone companies, which sell local telephone service. These ILECs were the traditional monopoly providers of local telephone service prior to the passage of the Telecommunications Act of 1996, which amended the Communications Act of 1934. A CLEC is a competitor to local telephone companies that has been granted permission by a state regulatory commission to offer local telephone service in an area already served by an ILEC. Over the past few years, CLECs have for the most part redefined their business models to target business customers instead of residential customers. Within the ILEC sector, there are rural local exchange carriers (“RLECs”), which by definition operate in rural areas. Rural local exchange carriers generally are characterized by stable operating results given lower competition levels than in more urban areas and strong cash flow margins and operate in supportive regulatory environments.

In general, telecommunications service in rural areas is more costly to provide than service in urban areas due to the large fixed cost nature of the upfront investment and the relatively low customer density. In rural areas, local access line density is relatively low, typically less than 100 local access lines per square mile, versus urban areas that can be well in excess of 300 local access lines per square mile. As a result, the average operating and capital cost per line is higher for RLECs than non-rural operators.

The RLECs’ higher cost structure has two important consequences. First, it is generally not commercially viable to overbuild an RLEC. However, in urban areas, where population density is higher, some CLECs have built redundant wireline telephone networks within the incumbent provider’s service territory. These facilities-based CLECs compete with the incumbent providers on their own stand-alone networks. Because it is comparatively more expensive to build a redundant network in rural areas, overbuilding is less common in RLEC service territories.

The second consequence associated with the RLECs’ higher cost structure is the existence of subsidies designed to promote widely available, high-quality telephone service at affordable prices in rural areas. This is accomplished through two principal mechanisms. The first mechanism is through network access fees which regulators historically have allowed to be set at higher rates in rural areas than the actual cost of originating or terminating interstate and intrastate calls. The second mechanism is through explicit transfers to RLECs via the Universal Service Fund and state funds such as the TUSF. Furthermore, RLECs face less regulatory oversight than the larger carriers and are exempt from the more burdensome interconnection requirements of the Telecommunications Act of 1996, such as unbundling of network elements, information sharing and co-location.

Industry Trends(1)

In recent years, the U.S. telecommunications industry has undergone significant structural changes. Many of the largest service providers have achieved growth through acquisitions and mergers, while an increasing number of competitive providers have restructured their balance sheets and product offerings to more effectively address market dynamics and customers’ expectations. In the past, capital in the form of public financing was generally difficult to obtain for new entrants and competitive providers. Capital constraints caused a number of competitive providers to change their business plans, resulting in consolidation. As a result of consolidation and the larger scale of some industry participants, improved operating performance has been exhibited throughout the industry. EBITDA margins in the industry remain at very healthy levels of 47% in 3Q07.(2)

Broadband penetration of total US households in rural areas continues to grow, currently estimated at 31%, but it lags the penetration found in suburban and urban areas, representing an attractive opportunity for RLECs. In order to address the relatively low penetration, rural telecom providers have focused their efforts by expanding their broadband footprint and bundling products to accommodate customer demand for broadband. As a result of the additional broadband focus and bundling efforts, average revenue per customer has increased from $73.60 in 1Q05 to $74.76 in 3Q07.(2),(3) As the charts below indicate, broadband penetration in the U.S. is expected to grow to ~71% by 2011 with significant growth anticipated in rural communities.

1.	Industry figures based on index comprised of CenturyTel, Citizens, Consolidated, Embarq, Iowa Telecom and Windstream.
2.	Based on company filings and press releases and Wall Street research.
3.	Average revenue per user calculated as total revenue over total access line equivalents.

However, access lines remain an important element of the industry. Historically, rural telephone companies experienced growth in access lines because of positive demographic trends, insulated rural local economies and little competition. Recently, however, many rural telephone companies have experienced a loss of access lines due to challenging economic conditions, increased competition and the introduction of DSL services (resulting in customers canceling second lines in favor of DSL). RLECs have been able to mitigate such access line loss through bundling services, retention programs, continued community involvement and a variety of other focused programs. Access lines have declined approximately 5% annually over the last 2 years.(4),(5)

As recently noted, “…[despite access line decline] the industry has nonetheless experienced strong take rates for high-speed data services. As highlighted in the exhibit below, high-speed data lines as a percent of total voice access lines has more than doubled from 1Q05 (10%) to 3Q07 (24%), driven by strong demand for the service as well as declining overall access lines.”(6)

As a result, bundling of services and robust growth in high-speed data services will continue to provide strong and steady cash flow generation. Analysts anticipate that the RLEC industry’s ability to generate free cash flows (EBITDA less capex less net cash interest expense less cash taxes) will remain solid for the foreseeable future as the industry harvests its traditional voice business while growing its broadband data service offering. Analysts expect FCF for the publicly traded RLEC group to hover around $2.4 billion over the next two years and FCF excluding cash taxes to be around $3.5 billion.(7),(8) This steady cash flow will allow for sustainable dividends and continued deleveraging.

As the industry continues to evolve, increases in high-speed data, long distance and bundled services penetration are likely to offset the financial impact of voice line losses and declining regulatory subsidies.

(4)	Excludes acquisitions.
(5)	Based on company filings and press releases and Wall Street research.
(6)	Based on company filings and press releases and Wall Street research.
(7)	Based on company filings and press releases and Wall Street research.
(8)	Total free cash flow based on index comprised of CenturyTel, Citizens, Consolidated, Embarq, Iowa Telecom and Windstream.

While long distance will provide further upside, the main driver of growth potential remains in broadband.

Set forth below is certain historical financial information with respect to FairPoint and the Spinco business as set forth in the Information Memorandum:

HISTORICAL FINANCIAL OVERVIEW

FairPoint Communications, Inc. Historical Financial Summary

The following table sets forth the summary historical financial results for FairPoint Communications, Inc. for the five fiscal year periods ended December 31, 2007. More detailed financial statements and Management’s Discussion and Analysis for FairPoint Communications, Inc. are set forth in FairPoint’s SEC filings.

FAIRPOINT HISTORICAL FINANCIAL SUMMARY

($ in millions)	Fiscal Year Ended December 31,					CAGR
	2003	2004	2005	2006	2007	’03-’07
Local Calling Services	$56	$63	$66	$68	$70	5.7%
Universal Service Fund High-Cost Loop	19	22	20	20	19	0.1%
Interstate Access	67	70	75	72	72	2.0%
Intrastate Access	44	42	39	37	41	(1.7)%
Long Distance Services	15	18	21	24	30	18.1%
Data and Internet Services	13	19	24	28	33	25.2%
Other Services	17	18	18	21	18	1.4%
Revenues	$231	$253	$263	$270	$283	5.2%
% Growth	0.0%	9.5%	4.0%	2.7%	4.8%
Adjusted EBITDA (1)	$133	$141	$135	$133	$118	(2.9)%
% Margin	57.6%	55.7%	51.3%	49.3%	41.7%
Capital Expenditures	$34	$36	$28	$32	$59	14.8%
% Sales	14.7%	14.2%	10.6%	11.9%	20.8%
Residential Access Lines (000’s)	196	190	188	194	182	(1.8)%
% Growth	3.3%	(3.3)%	(0.8)%	3.1%	(6.1)%
Business Access Lines (000’s)	50	50	55	58	56	2.7%
% Growth	(3.1)%	(1.2)%	11.7%	3.9%	(2.9)%
High Speed Data Lines (000’s)	18	32	45	59	68	39.4%
% Growth	157%	78%	42%	31%	14%
Access Line Equivalents (000’s)	264	271	289	311	306	3.7%
% Growth	6.3%	2.6%	6.5%	7.7%	(1.7)%

Source: FairPoint SEC filings and management. Reflect acquisitions as acquired.
1.

Reflects Adjusted EBITDA, as disclosed in FairPoint’s year end earnings releases for FairPoint for 2003-2006. FairPoint EBITDA for fiscal year ended December 31, 2007 excludes $3 million of distributions received from OP, $2 million from DSL price adjustments and approximately $4 million in legacy labor cost adjustments. FairPoint sold its OP stake in 2Q07 to Verizon Wireless for $55 million. FairPoint fully adjusted EBITDA for fiscal year ended December 31, 2007 also excludes $52 million in merger-related costs.

Northern New England Business Historical Financial Summary

The following table sets forth the summary historical financial results for the Northern New England business for the five fiscal year periods ended December 31, 2007. More detailed financial statements and Management’s Discussion and Analysis for the Northern New England business are set forth in Information Statement / 424(b) Prospectus filed February 28, 2008.

NORTHERN NEW ENGLAND BUSINESS HISTORICAL FINANCIAL SUMMARY

($ in millions)	Fiscal Year Ended December 31,					CAGR
	2003	2004	2005	2006	2007	‘03-’07
Local Calling Services	—	—	$603	$581	$555	—
Universal Service Fund High-Cost Loop	—	—	24	23	22	—
Interstate Access	—	—	299	288	288	—
Intrastate Access	—	—	34	33	31	—
Long Distance Services	—	—	158	165	176	—
Data and Internet Services	—	—	49	65	83	—
Other Services	—	—	39	38	42	—
Revenues(1)	$1,215	$1,199	$1,206	$1,193	$1,197	(0.4)%
% Growth	—	(1.3)%	0.6%	(1.1)%	0.3%
Adjusted EBITDA(2)	n/a	n/a	$431	$409	$394	n/a
% Margin	n/a	n/a	35.7%	34.3%	32.9%
Capital Expenditures	$218	$182	$203	$214	$149	(9.1)%
% Sales	17.9%	15.2%	16.8%	17.9%	12.4%
Residential Access Lines (000’s)	1,227	1,174	1,110	1,036	929	(6.7)%
% Growth	(3)%	(4)%	(5)%	(7)%	(10)%
Business Access Lines (000’s)	554	522	498	471	450	(5.1)%
% Growth	(5.5)%	(5.7)%	(4.7)%	(5.4)%	(4.6)%
High Speed Data Lines (000’s)	37	83	137	197	223	56.8%
% Growth	81%	126%	65%	44%	13%
Access Line Equivalents (000’s)	1,818	1,780	1,745	1,703	1,601	(3.1%)
% Growth	(3.0)%	(2.1)%	(1.9)%	(2.4)%	(6.0)%

Source: Information Statement / 424(b) Prospectus.
1.	Includes approximately $4-5 million in revenues and expenses related to Verizon affiliates which will not be transferred as part of the proposed Transaction, but have no EBITDA impact for 2007.
2.	Please see page 27 for a detailed bridge to the Northern New England business Adjusted EBITDA.

Set forth below is information with respect to the Company’s anticipated cost savings in connection with the Merger as set forth in the Information Memorandum:

Combined Company Cost Savings Detail

The Northern New England business LEC operations were allocated $254 million in 2007 for services performed outside the three-state region. This expense will be eliminated upon the closing of the Transaction. Additionally, Verizon assigned $121 million to the Northern New England business for the total non-regulated costs of the Verizon Group’s non-regulated business. This expense will also be eliminated upon the closing of the Transaction. The $38 million “Shared Assets” expense at the Northern New England business is made up entirely of out-of-region allocations from the Verizon Group and other service companies (including approximately $35 million in rent expense for corporate headquarters, etc.).

The Shared Assets expense represents a pure allocation from the Verizon Group of “shared assets” that will be eliminated at closing with very little new facilities expense under FairPoint. FairPoint will take advantage of unused space in to-be-acquired facilities (approximately 4 million ft(2)) for most new hires.

•	Three standalone business lines become one

•	Fully-integrated business results in little incremental cost to provide non-regulated products

•	Only incremental cost is third-party vendor cost of goods contracts

•	Expected annual cost savings of approximately $110 to $115 million

•	FairPoint will recognize savings as it is able to provide the corporate services and other back-office functions from various Verizon entities at lower overall costs

•	FairPoint will continue to evaluate Verizon facilities for other cost savings opportunities

Information Systems / Information Technology Strategy

•	Many of Verizon systems are proprietary and based on older programming languages
•	FairPoint’s strategy is off-the-shelf and industry-proven applications require less overhead and less customization

The Company will also disclose in the Information Memorandum that it intends to spend $52.1 million during the eighteen months following the closing of the Merger to increase high-speed data capability in the Spinco markets to be acquired in the Merger.

The Company will also disclose in the Information Memorandum that following the Merger, the Company expects (i) Universal Service Fund revenues to account for approximately 3% of the Company’s revenues versus 7% prior to the Merger and (ii) interstate and intrastate access revenues together with Universal Service Fund revenues to be less than 25% of the Company’s revenues versus 50% prior to the Merger.

For more information about the Company, Spinco and the Merger and related transactions, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Annual Report”) and the Information Statement/Prospectus, dated February 28, 2008 (the “Prospectus”), both of which were filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2008.

The Company intends to furnish another Current Report on Form 8-K in the near future which will contain a reconciliation of certain of the non-GAAP financial measures presented in this Current Report to the most comparable financial measure or measures calculated and presented in accordance with GAAP.

Some statements in this Current Report are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors discussed under “Item 1A. Risk Factors” in the Annual Report and “Risk Factors” in the Prospectus.  You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date hereof.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and Chief
Financial Officer

Date: March 3, 2008